Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned Directors and Officers of The Black & Decker Corporation (the “Corporation”), hereby constitute and appoint Nolan D. Archibald, Michael D. Mangan and Charles E. Fenton, and each of them, with power of substitution, our true and lawful attorneys-in-fact with full power to sign for us, in our names and in the capacities indicated below, a Registration Statement on Form S-3, and any and all amendments thereto (including post-effective amendments), for the purpose of registering under the Securities Act of 1933, as amended, Debt Securities of the Corporation.

/s/ NOLAN D. ARCHIBALD Nolan D. Archibald	Director, Chairman, President and Chief Executive Officer (Principal Executive (Officer)	October 18, 2006

/s/ NORMAN R. AUGUSTINE	Director	October 18, 2006
Norman R. Augustine

/s/ BARBARA L. BOWLES	Director	October 18, 2006
Barbara L. Bowles

/s/ GEORGE W. BUCKLEY	Director	October 18, 2006
George W. Buckley

/s/ M. ANTHONY BURNS	Director	October 18, 2006
M. Anthony Burns

/s/ KIM B. CLARK	Director	October 18, 2006
Kim B. Clark

/s/ MANUEL A. FERNANDEZ	Director	October 18, 2006
Manuel A. Fernandez

/s/ BENJAMIN H. GRISWOLD, IV	Director	October 18, 2006
Benjamin H. Griswold, IV

/s/ ANTHONY LUISO	Director	October 18, 2006
Anthony Luiso

/s/ ROBERT L. RYAN	Director	October 18, 2006
Robert L. Ryan

/s/ MARK H. WILLES	Director	October 18, 2006
Mark H. Willes

/s/ MICHAEL D. MANGAN Michael D. Mangan	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	October 18, 2006

/s/ CHRISTINA M. MCMULLEN Christina M. McMullen	Vice President and Controller (Principal Accounting Officer)	October 18, 2006